MANAGEMENT’S REPORT ON ASSESSMENT OF COMPLIANCE WITH SEC REGULATION AB SERVICING CRITERIA

1.	Trimont Real Estate Advisors, LLC (the “Company”, or “Trimont”) is responsible for assessing compliance with the servicing criteria applicable to it in Items 1122(d)(3)(i)(A-D) and 1122(d)(4)(vii) of Regulation AB of the U.S. Securities and Exchange Commission (“SEC”), as of and for the year ended December 31, 2022, (the “Reporting Period”), as set forth in Appendix A hereto (the “applicable servicing criteria”). The transactions covered by this report include asset-backed securities transactions for which the Company acted as the Senior Trust Advisor, Trust Advisor, and/or Operating Advisor for the asset-backed securities transactions listed in Appendix B hereto (the “Operating Advisor Platform” or “Platform”).
2.	Trimont Real Estate Advisors, LLC used the criteria set forth in Items 1122(d)(3)(i)(A-D) and 1122(d)(4)(vii) of paragraph (d) of Item 1122 of Regulation AB (defined in Appendix A) to provide an assertion on the Company’s assessment of compliance with the applicable servicing criteria.
3.	There were no actions required by the Company as the operating advisor with respect to the criteria set forth in Item 1122(d)(3)(i)(C-D) as of and for the year ended December 31, 2022.
4.	Trimont Real Estate Advisors, LLC has complied, in all material respects, with the applicable servicing criteria for the Reporting Period with respect to the Platform taken as a whole.
5.	Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assertion on compliance with the applicable servicing criteria for the Reporting Period.

Trimont Real Estate Advisors, LLC
February 28, 2023

__________________________________________

Glen Peters, Chief Financial Officer / Chief Operating Officer

Appendix A – Applicable Servicing Criteria

SERVICING CRITERIA
Reference	Criteria
Item 1122(d)(3)(i)(A-D)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements (C1) Are filed with the Commission as required by its rules and regulations, and (D2) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.[3]
Item 1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosure and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

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1 Criterion 1122(d)(3)(i)(C) is only applicable to the CFCRE 2011-C2, MSC 2011-C3, UBS CCMT 2011-C1, and WFRBS 2011-C5 portfolio servicing agreements. 1122(d)(3)(i)(C) is inapplicable to all other servicing agreements that make up the Platform.

2 Criterion 1122(d)(3)(i)(D) is only applicable to the MSC 2011-C3 portfolio servicing agreement. 1122(d)(3)(i)(D) is inapplicable to all other servicing agreements that make up the Platform.

3 Criterion 1122(d)(3)(i)(A-D) is inapplicable to the 245 Park Avenue Trust 2017-245P portfolio servicing agreement.

Trimont Real Estate Advisors

Appendix B – The Platform

Trimont Real Estate Advisors, LLC was named as the Senior Trust Advisor, Trust Advisor, and/or Operating Advisor for all portfolios listed below. However, there was only activity requiring Trimont Real Estate Advisors, LLC to perform the role of Senior Trust Advisor, Trust Advisor, and/or Operating Advisor for the portfolios designated with a “X” throughout the period in scope listed below.

Portfolio Name	Service Agreement Date	Period in Scope	Operating / Trust Advisor activity required as of and for the year ended December 31, 2022
245 Park Avenue Trust 2017-245P	May 30, 2017	January 1, 2022 - December 14, 2022	X
CFCRE 2011-C2	December 11, 2011	January 1, 2022 - December 31, 2022
CGCMT 2014-GC23	August 1, 2014	January 1, 2022 - December 31, 2022
CGCMT 2017-B1	August 1, 2017	January 1, 2022 - December 14, 2022
DBUBS 2011-LC3	August 1, 2011	January 1, 2022 - December 31, 2022
GSMS 2012-GC6	February 1, 2012	January 1, 2022 - November 14, 2022
GSMS 2013-GC10	February 1, 2013	January 1, 2022 - December 31, 2022
GSMS 2013-GC13	July 1, 2013	January 1, 2022 - December 31, 2022
GSMS 2014-GC20	April 1, 2014	January 1, 2022 - December 31, 2022	X
GSMS 2015-GC30	May 1, 2015	January 1, 2022 - December 14, 2022

Trimont Real Estate Advisors

Portfolio Name	Service Agreement Date	Period in Scope	Operating / Trust Advisor activity required as of and for the year ended December 31, 2022
JPMCC 2012-CIBX	June 1, 2012	January 1, 2022 - December 31, 2022	X
MSBAM 2013-C12	October 1, 2013	January 1, 2022 - December 31, 2022
MSBAM 2013-C9	May 1, 2013	January 1, 2022 - December 31, 2022
MSC 2011-C3	October 1, 2011	January 1, 2022 - December 31, 2022
MSC 2017-H1	June 1, 2017	January 1, 2022 - December 14, 2022
UBS 2012-C1	May 1, 2012	January 1, 2022 - December 31, 2022
UBS BB 2012-C4	December 1, 2012	January 1, 2022 - December 31, 2022
UBS CCMT 2011-C1	December 1, 2011	January 1, 2022 - December 31, 2022	X
WFCM 2012-LC5	September 1, 2012	January 1, 2022 - December 31, 2022	X
WFCM 2015-C27	March 1, 2015	January 1, 2022 - April 1, 2022	X
WFCM 2015-C29	June 1, 2015	January 1, 2022 - November 7, 2022	X
WFCM 2015-C31	November 1, 2015	January 1, 2022 - November 7, 2022	X

Trimont Real Estate Advisors

Portfolio Name	Service Agreement Date	Period in Scope	Operating / Trust Advisor activity required as of and for the year ended December 31, 2022
WFCM 2015-LC20	March 1, 2015	January 1, 2022 - April 1, 2022	X
WFCM 2015-NXS1	April 1, 2015	January 1, 2022 - October 7, 2022	X
WFCM 2015-SG1	August 1, 2015	January 1, 2022 - November 7, 2022	X
WFCM 2016-C37	December 1, 2016	January 1, 2022 - December 14, 2022
WFCM 2016-LC24	September 1, 2016	January 1, 2022 - December 14, 2022
WFCM 2016-NXS6	October 1, 2016	January 1, 2022 - December 14, 2022
WFCM 2017-C39	August 1, 2017	January 1, 2022 - December 14, 2022
WFCM 2017-C41	November 1, 2017	January 1, 2022 - December 14, 2022
WFCM 2017-RB1	March 1, 2017	January 1, 2022 - December 14, 2022
WFRBS 2011-C5	November 1, 2011	January 1, 2022 - December 31, 2022	X
WFRBS 2012-C7	June 1, 2012	January 1, 2022 - December 31, 2022
WFRBS 2012-C9	October 1, 2012	January 1, 2022 - December 31, 2022	X

Trimont Real Estate Advisors

Portfolio Name	Service Agreement Date	Period in Scope	Operating / Trust Advisor activity required as of and for the year ended December 31, 2022
WFRBS 2013-C13	May 1, 2013	January 1, 2022 - December 31, 2022	X
WFRBS 2013-C15	August 1, 2013	January 1, 2022 - December 31, 2022	X
WFRBS 2013-C17	November 1, 2013	January 1, 2022 - December 31, 2022	X
WFRBS 2014-C19	March 1, 2014	January 1, 2022 - December 31, 2022	X
WFRBS 2014-C21	August 1, 2014	January 1, 2022 - October 7, 2022	X
WFRBS 2014-C23	September 1, 2014	January 1, 2022 - October 7, 2022	X
WFRBS 2014-C25	December 1, 2014	January 1, 2022 - October 7, 2022	X
WFRBS 2014-LC14	February 1, 2014	January 1, 2022 - April 1, 2022	X

Trimont Real Estate Advisors